Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Xenogen Corporation (the “Company”) on Form S-8 of our report dated April 1, 2004 (July 7, 2004 as to Note 18), (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in method of accounting for goodwill in 2002), appearing in Amendment No. 7 to the Company’s Registration Statement on Form S-1 (No. 333-114152).

/s/ Deloitte & Touche LLP

San Francisco, California

July 16, 2004